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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

   (i)    on Form S-8 (Registration No. 33-25155, filed on October 24, 1988),
   (ii)   on Form S-8 (Registration No. 33-21251 as amended, filed on
          May 4, 1990),
   (iii)  on Form S-8 (Registration No. 33-37374, filed on October 18, 1990),
   (iv)   on Form S-8 (Registration No. 33-45250, filed on January 27, 1992),
   (v)    on Form S-3 (Registration No. 333-00283, filed on February 14, 1996),
   (vi) on Form S-8 (Registration Statement No. 333-28627 as amended, filed on June 20, 1997),
   (vii)  on Form S-3 (Registration Statement
          No. 333-32361 as amended, filed on October 10, 1997),
   (viii) on Form S-3 (Registration No. 333-47089, filed February 27, 1998),
   (ix)   on Form S-4 (Registration No. 333-37845, filed February 27, 1998), and
   (x)    on Form S-8 (Registration No. 333-48265, filed March 19, 1998)

of our report dated March 28, 1998, with respect to the combined financial statements of Hudson Jersey Sanitation Co., West Milford Haulage, Inc., Frank Stamato & Co., and Specialized Recycling Technologies, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 31, 1998 (as amended April 24, 1998 on Form 8-K/A), filed with the Securities and Exchange Commission.

Mountain Lakes, New Jersey
April 20, 1998